EXHIBIT 12

             COMPUTATION OF RATIO OF NET INCOME TO FIXED CHARGES AND
       NET INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                       FOR NINE MONTHS ENDED SEPTEMBER 30
                                   (UNAUDITED)

(Dollars in millions)

                                                               1999        1998
                                                               ----        ----

Income before income taxes (1)                               $ 8,697      $5,720

Add: Fixed charges, excluding
  capitalized interest                                         1,448       1,512
                                                             -------      ------

Income as adjusted before income taxes                       $10,145      $7,232
                                                             =======      ======

Fixed charges:
  Interest expense                                           $ 1,098      $1,154
  Capitalized interest                                            23          20
  Portion of rental expense representative of
    interest                                                     350         358
                                                             -------      ------

Total fixed charges                                          $ 1,471      $1,532
                                                             =======      ======

Preferred stock dividends (2)                                     23          21
                                                             -------      ------

Combined fixed charges and preferred stock
  dividends                                                  $ 1,494      $1,553
                                                             =======      ======

Ratio of net income to fixed charges                            6.90        4.72

Ratio of net income to combined fixed charges
and preferred stock dividends                                   6.79        4.66

(1) Income before income taxes excludes the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $15 million for the first nine months of 1999 and 1998, or $23 million and $21 million, respectively, representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the nine months ended September 30, 1999 and 1998.

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                Hardware Segments

                                                Personal                 Global
(Dollars in millions)              Technology    Systems     Server     Services
--------------------------------------------------------------------------------
Quarter Ended September 30, 1999:

External revenue                     $ 3,100     $ 3,716     $ 1,946     $7,898
Internal revenue                         883          12          72        688
                                     -------     -------     -------     ------
  Total revenue                      $ 3,983     $ 3,728     $ 2,018     $8,586
                                     =======     =======     =======     ======
Pre-tax income (loss)                $   285     $   (69)    $   295     $1,174
                                     =======     =======     =======     ======

Revenue year-to-year change             (1.0)%      11.3%      (29.7)%     10.2%
Pre-tax income year-to-year change     108.0%       43.4%      (59.6)%     38.1%
Pre-tax income margin                    7.2%       (1.9)%      14.6%      13.7%

Quarter Ended September 30, 1998:

External revenue                     $ 2,824     $ 3,343     $ 2,751     $7,046
Internal  revenue                      1,200           8         120        742
                                     -------     -------     -------     ------
Total revenue                        $ 4,024     $ 3,351     $ 2,871     $7,788
                                     =======     =======     =======     ======
Pre-tax income (loss)                $   137     $  (122)    $   731     $  850
                                     =======     =======     =======     ======

Pre-tax income margin                    3.4%       (3.6)%      25.5%      10.9%

Reconciliations to IBM as Reported:

                                       Quarter Ended        Quarter Ended
(Dollars in millions)               September 30, 1999   September 30, 1998
                                    ------------------   ------------------
Revenue:
Total reportable segments                 $ 23,096            $ 22,517
Eliminations/other                          (1,952)             (2,422)
                                          --------            --------
   Total IBM Consolidated                 $ 21,144            $ 20,095
                                          ========            ========

Pretax income:
Total reportable segments                 $  2,515            $  2,267
Sales of IBM's Global Network                  586                   0
Third quarter actions                         (385)                  0
Eliminations/other                             (87)               (135)
                                          --------            --------
   Total IBM Consolidated                 $  2,629            $  2,132
                                          ========            ========

                    Global           Enterprise             Total
Software          Financing         Investments            Segments
-------------------------------------------------------------------

$ 3,010              $786              $ 619               $21,075
    168               194                  4                 2,021
-------              ----              -----               -------
$ 3,178              $980              $ 623               $23,096
=======              ====              =====               =======
$   597              $322              $ (89)              $ 2,515
=======              ====              =====               =======

    6.0%             11.0%               3.7%                  2.6%
    8.0%             14.2%              45.7%                 10.9%
   18.8%             32.9%             (14.3)%                10.9%

$ 2,808              $706              $ 585               $20,063
    191               177                 16                 2,454
-------              ----              -----               -------
$ 2,999              $883              $ 601               $22,517
=======              ====              =====               =======
$   553              $282              $(164)              $ 2,267
=======              ====              =====               =======

   18.4%             31.9%             (27.3)%                10.1%

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                Hardware Segments

                                                      Personal                Global
(Dollars in millions)                    Technology    Systems    Server     Services
-------------------------------------------------------------------------------------
Nine Months Ended September 30, 1999:

External revenue                          $  9,032    $ 11,178    $ 6,368    $23,436
Internal revenue                             2,794          26        237      1,985
                                          --------    --------    -------    -------
Total revenue                             $ 11,826    $ 11,204    $ 6,605    $25,421
                                          ========    ========    =======    =======
Pre-tax income (loss)                     $    485    $   (311)   $ 1,309    $ 3,284
                                          ========    ========    =======    =======

Revenue year-to-year change                    1.3%       34.1%     (11.4)%     13.5%
Pre-tax income year-to-year change           (26.1)%      69.4%     (26.9)%     30.0%
Pre-tax income margin                          4.1%       (2.8)%   19.8 %       12.9%

Nine Months Ended September 30, 1998:

External revenue                          $  8,369    $  8,335    $ 7,159    $20,356
Internal  revenue                            3,306          21        298      2,033
                                          --------    --------    -------    -------
Total revenue                             $ 11,675     $8, 356    $ 7,457    $22,389
                                          ========    ========    =======    =======
Pre-tax income (loss)                     $    656    $ (1,016)   $ 1,790    $ 2,526
                                          ========    ========    =======    =======

Pre-tax income margin                          5.6%      (12.2)%     24.0%      11.3%

Reconciliations to IBM as Reported:

                                   Nine Months Ended      Nine Months Ended
(Dollars in millions)              September 30, 1999     September 30, 1998
                                   ------------------     ------------------
Revenue:
Total reportable segments               $ 69,393              $ 63,106
Eliminations/other                        (6,027)               (6,570)
                                        --------              --------
Total IBM Consolidated                  $ 63,366              $ 56,536
                                        ========              ========
Pretax income:
Total reportable segments               $  7,406              $  6,105
Sales of IBM's Global Network              4,016                     0
Second and third quarter actions          (2,205)                    0
Eliminations/other                          (445)                 (367)
                                        --------              --------
  Total IBM Consolidated                $  8,772              $  5,738
                                        ========              ========

                Global        Enterprise         Total
Software      Financing      Investments        Segments

 $9,056         $2,274         $ 1,829          $63,173
    561            599              18            6,220
 ------         ------         -------          -------
 $9,617         $2,873         $ 1,847          $69,393
 ======         ======         =======          =======
 $1,954         $  947         $  (262)         $ 7,406
 ======         ======         =======          =======

    8.4%           7.4%            9.7%            10.0%
   10.1%          11.4%           44.8%            21.3%
   20.3%          33.0%          (14.2)%           10.7%

 $8,318         $2,172         $ 1,643          $56,352
    552            504              40            6,754
 ------         ------         -------          -------
 $8,870         $2,676         $ 1,683          $63,106
 ======         ======         =======          =======
 $1,774         $  850         $  (475)         $ 6,105
 ======         ======         =======          =======

   20.0%          31.8%          (28.2)%            9.7%

                         EXHIBITS OMITTED FROM THIS COPY

The Financial Data Schedule

Copies of this exhibit may be obtained without charge from the First Chicago Trust Company of New York, Suite 4688, P.O. Box 2530, Jersey City, New Jersey 07303-2530.